AGREEMENT

THIS AGREEMENT (the “Agreement”) is entered into as of this 23rd day of February 2021, between Emerging Markets Consulting, LLC, a Florida Limited Liability Company (herein referred to as “EMC”) and Better Choices Company, Inc. (herein referred to as “the Company”).

WITNESSETH:

A.Whereas, the Company routinely provides corporate information to various parties to further its business and opportunities;

A.Whereas, the Company requires assistance with the design, development, and dissemination of Corporate Information (“the Corporate Information");

A.Whereas, EMC has experience in assisting entities similar to the Company in developing and disseminating Corporate Information; and

A.Whereas, the Company desires to engage EMC to assist in the development and dissemination of the Corporate Information and EMC desires to accept the engagement upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties agree as follows:

1.Appointment and Engagement
The Company hereby appoints and engages EMC and EMC accepts such appointment and engagement.

1.Authority and Description of Services A. Services.
During the term of this Agreement, EMC will provide or cause other subcontractors to provide the following services, involving the Corporate Information from time to time as requested by the Company:

i. Arranging for and providing electronic media and web cast services to enable the Company to conduct conference calls between it and the public; ii. Drafting and/or editing and/or designing and/or assembling the Corporate Information; iii. Make calls to and attend meetings with registered Institutions selected by EMC; iv. Dissemination of Company profiles to EMC’s existing email address database;
a.Dissemination of the Corporate Information at trade shows that shall be attended by EMC or an EMC subcontractor or representative.
b.Communications with EMC email databases vii. Cost per click

For purposes of this Agreement, the Corporate Information shall be deemed to include all information involving the Company provided to or disseminated in any fashion by EMC or the Company or which is in the public domain, including but not limited to information used in electronic media, web casts, information provided verbally or in writing, information provided to persons or entities in EMC’s email address database, information contained in press releases concerning the Company, and information disseminated about the Company at any seminar or trade show.

1.Compensation
i. The Company hereby agrees to make 3-month commitment to pay EMC the following non-refundable fees:

The sum of $170,000 dollars.

1.Duties of Company
a.Company shall supply EMC, on a regular and timely basis, with all approved data and information about the Company, its management, its products and/or services, and its operations. The Company shall be responsible for advising EMC of any facts that would affect the accuracy of any prior data and information previously supplied to EMC.
b.The Company shall promptly supply EMC with full and complete copies of all: (a) filings with all Federal and State securities agencies; (b) all shareholder reports and communications and press releases; (c) data and information supplied to any analyst, broker-dealer, market maker, or other member of the financial community; and (d) product/service brochures and sales materials.
c.EMC’s services and any print or advertorial materials developed by EMC will only be used for training purposes of EMC’s employees and/or for educational purposes or in connection with the Company’s products and/or services and will not be used in the offer or sale of the Company’s securities or in connection with any type of promotion or the Company’s securities.
d.The Company will notify EMC contemporaneously if any information or data being supplied to EMC has not been generally released or promulgated.

1.Reliance upon Company
The Company shall act diligently and promptly in providing materials to EMC and shall immediately inform EMC of any requested changes, misprints, errors or inaccuracies in any materials provided to or prepared by EMC. Prior to dissemination of any Corporate Information, the Company will review and verify all information contained therein is true and accurate in all respects. The Company will periodically consult with its legal counsel regarding compliance with Federal or State laws applicable to the services being provided under this Agreement. The Company acknowledges that EMC is relying exclusively upon the information it receives from the Company and the Company acknowledges that it is responsible for the truthfulness, completeness and reliability of the information provided to the Company. The Company, prior to providing information of any nature or type to EMC, will confirm that the information is accurate in all respects.

1.Activities of EMC
EMC's activities pursuant to this Agreement or as contemplated by this Agreement do not constitute and shall not constitute acting as a securities broker or dealer or finder. Further, EMC shall not receive any compensation of any form for introducing or locating a potential investor or investor or members of the financial community to the Company.

1.Compliance with 17(b)
The Company will ensure that publishers of any publications containing the Corporate Information will comply with Section 17(b) of the 1933 Act regarding any publication, notice, circular, advertisement, newspaper, article, letter, investment service, or communication describing the Company or its securities which is disseminated, released, circulated, or published by EMC or any other party by use of any means or instruments of transportation or communication in interstate commerce or by the use of the mails.

1.Indemnification
Each party (the “Indemnitor”) agrees to indemnify, defend, release and hold harmless the other party and its officers, directors, agents, employees or assigns (collectively, the “Indemnitees”) from and against any losses, liabilities, damages, deficiencies, costs or expenses (including interest, penalties and reasonable attorneys fees and disbursements) based upon, arising out of or otherwise resulting from the Indemnitor’s breach of this Agreement. In the event that an Indemnitee determines it is entitled to indemnification, the Indemnitee shall give notice as reasonably practicable to the Indemnitor of any action, suit, proceeding or investigation or threat thereof in respect of which the Indemnitee may seek indemnity hereunder; provided, however, failure to so notify the Indemnitor in a timely fashion shall not relieve the Indemnior from any liability hereunder except to the extent the Indemnitor is materially prejudiced by the failure to timely notice. . Upon such notification, the Indemnitor assume the defense of such claim with the counsel of its choice. The Indemnitee shal shall have the right to retain its own counsel (at its own expense).

1.Term of Agreement
This Agreement shall become effective upon execution hereof and remain in effect for a period of 3 months. The Company may renew this Agreement for successive 3 month terms in exchange for the Company providing or paying EMC compensation as per Paragraph 3 above.

1.Where Services shall be performed
EMC’s services shall be performed at EMC’s main office location or other such designated location as EMC deems the most advantageous for the services to be performed.

1.EMC as an Independent Contractor, Third Parties and Conflicts
EMC is an independent contractor, and not an employee of the Company. EMC has no authority to bind the Company or any affiliate of the Company in any manner including any legal action, contract, agreement, or purchase, and such action cannot be construed to be made in good faith. EMC is not entitled to any medical coverage, life insurance, savings plans, health insurance, or any and all other benefits afforded Company employees. EMC shall be solely responsible for any Federal, State or local taxes. EMC may use subcontractors and third parties to provide the services set forth herein at its discretion. The Company hereby acknowledges that EMC does, and shall, represent and service other and multiple clients in the same manner as it does the Company. Additionally, the Company hereby acknowledges that EMC may even represent companies which compete with the Company and that this Agreement is non-exclusive with regard to EMC’s services.

1.Records
All rights, title and interest in and to materials, records, notes, data, memorandum, models and documents pertaining to the Company and documents produced by EMC in the possession of EMC upon termination of this Agreement shall remain the property of EMC.

1.Termination of Agreement
This Agreement may be terminated prior to the expiration of the term set forth herein as follows:
a.Upon the bankruptcy or liquidation of the other party; whether voluntary or involuntary;
b.Upon the other party taking the benefit of any insolvency law; and/or
c.Upon the other party having or applying for a receiver appointed for either party.

d.In the event the Company fails or refuses to cooperate with EMC, EMC shall have the right to terminate any further performance under this Agreement.

1.Representations of EMC
EMC makes no representation to the Company that any Corporate Information will result in any enhancement or benefit to the Company.

1.Agreement not to Hire
The Company acknowledges that EMC has expended considerable time, effort and expense in training its respective employees, advisors, independent contractors, subcontractors and EMC in methods of operation, and that the foregoing will acquire confidential knowledge and information as to accounts, customers, business patrons, databases, as well as confidential knowledge and information concerning the methods, forms, contracts and negotiations of EMC. As such, the Company is prohibited from employing any employee of EMC for a period of five years after the date of execution of this Agreement without the written consent of EMC.

1.Miscellaneous
a.Counterparts
This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement. In the event any signature is delivered by facsimile transmission, the party using such means of delivery shall cause the manually executed Execution Page(s) hereof to be physically delivered to the other party within five (5) days of the execution hereof, provided that the failure to so deliver any manually executed Execution Page shall not affect the validity or enforceability of this Agreement.

a.Headings
The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

a.Severability
If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

a.Entire Agreement; Amendments
This Agreement and the instruments referenced herein contain the entire understanding of EMC and the Company, their affiliates and persons acting on their behalf with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor EMC makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived other than by an instrument in writing signed by the party to be charged with enforcement and no provision of this Agreement may be amended other than by an instrument in writing signed by the Company and EMC.

a.Notices
Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally, by responsible overnight carrier or by confirmed facsimile, and shall be effective five (5) days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by responsible overnight carrier or confirmed facsimile, in each case addressed to a party. The addresses for such communications shall be:

If to the Company:
Better Choices Company, Inc.
12400 Race track Road, Tampa, FL 33626

If to EMC:
Emerging Markets Consulting, LLC.
390 North Orange Avenue Suite 2300 Orlando, FL 32801

a.Successors and Assigns
This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns.

a.Third Party Beneficiaries.
This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

a.Further Assurances
The Company shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

a.Law and Arbitration
This Agreement shall be governed by and construed in accordance with the laws of the State of Florida applicable to contracts executed and performed in such State, without giving effect to conflict of law principles. All controversies, claims and matters of difference arising between the parties under this Agreement shall be submitted to binding arbitration in Palm Beach County, Florida under the Commercial Arbitration Rules of the American Arbitration Association ("the AAA") from time to time in force (to the extent not in conflict with the provisions set forth herein). This agreement to arbitrate shall be specifically enforceable under applicable law in any court of competent jurisdiction. Notice of the demand for arbitration shall be filed in writing with the other parties to this Agreement and with the AAA. Once the arbitral tribunal has been constituted in full, a hearing shall be held and an award rendered as soon as practicable. The demand for arbitration shall be made within a reasonable time after the claim, dispute or other matter in question has arisen, and the parties are not making progress toward a resolution. In no event shall it be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter would be barred by the applicable contractual or other statutes of limitations. The parties shall have reasonable discovery rights as determined by the arbitration. The award rendered by the arbitrators shall be final and judgment may be entered in accordance with applicable law and in any court having jurisdiction thereof. The decision of the arbitrators shall be rendered in writing and shall state the manner in which the fees and expenses of the arbitrators shall be borne.

a.Waivers
No delay on the part of any party in exercising any right, power, or privilege hereunder shall operate as a waiver thereof. Nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracy in or breach by any other party of any representation, warranty, covenant or Agreement contained in this Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or Agreement contained in this Agreement (or in any other Agreement between the parties) as to which there is no inaccuracy or breach.

a.Variations in Pronouns
Wherever the context shall so require, all words herein in the male gender shall be deemed to include the female or neuter gender and vice versa, all singular words shall include the plural, and all plural words shall include the singular. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

a.Presumption Against Scrivener
Each party waives the presumption that this Agreement is presumed to be in favor of the party which did not prepare it, in case of a dispute as to interpretation.

a.Attorney's Fees
In the event either party is in default of the terms or conditions of this Agreement and legal action is initiated or suit be entered as a result of such default, the prevailing party shall be entitled to recover all costs incurred as a result of such default including all costs, reasonable attorney fees, expenses and court costs through trial, appeal and to final disposition.

a.Authority
The Company has the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement and to perform fully the obligations hereunder including approval by the Board of Directors of the Company. This Agreement has been duly executed and delivered and is the valid and binding obligation of the Company enforceable in accordance with its terms, except as may be limited by bankruptcy, moratorium, insolvency, or other similar laws generally affecting the enforcement of creditors' rights. The Company represents that except with respect to existing Corporate Information and properly licensed materials, the performance, distribution, or use of anticipated materials will not violate the rights of any third parties. The execution and delivery of this Agreement and the other agreements contemplated hereunder, and the consummation of the transactions contemplated hereby and thereby, and the performance by the Company of this Agreement, in accordance with their respective terms and conditions, will not:
a.Require the approval or consent of any foreign, federal, state, county, local, or other governmental or regulatory body or the approval or consent of any other person;
b.Conflict with or result in any breach or violation of any of the terms and conditions of, or constitute (or with notice or lapse of time or both would constitute) a default under any order, judgment, or decree applicable to the Company, or any instrument, contract, or other agreement to which the Company is a party or by or to which the
Company is bound or subject; or

a.Result in the creation of any lien or other encumbrance on the assets or properties of the Company.

16.15. Failure
In the event EMC fails to perform its work or services hereunder for any reason, its entire liability to the Company shall not exceed the actual damage to the Company as a result of such non-performance. In no event shall EMC be liable to the Company or any other party for any indirect, special or consequential damages, nor for any claim against the Company by any person or entity arising from or in any way related to this Agreement.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have executed this Agreement.
Emerging Markets Consulting, LLC. COMPANY: Better Choices Company, Inc.

_________________________ __________________________
By: James S. Painter By: Scott Lerner
Chief Executive Officer Chief Executive Officer